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                                                                    EXHIBIT 10.6

DATED 18th April                                                            1996
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                               Brixton Estate plc                            (1)

                                    - and -

                                MSU (UK) Limited                             (2)




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                                   L E A S E

                                     - of -

          Premises known as 526 528 and 534 Elder Gate on part of the Second floor of Elder House Milton Keynes Buckinghamshire

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                              Lovell White Durrant
                               65 Holborn Viaduct
                                London EC1A 2DY

                            Ref: P1/FMH/ASL/100944-1
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THIS LEASE is made the 18th day of April 1996

BETWEEN:

(1) BRIXTON ESTATE PLC (registered in England No. 202342) whose registered office is at 22-24 Ely Place London EC1N 6TQ (hereinafter called "the Landlord" which expression where the context so admits shall include the reversioner for the time being immediately expectant upon the term hereby granted) and

(2) MSU (UK) LIMITED (registered in England No. 2587301) whose registered office is at 270 Upper Fourth Street Witan Gate West Central Milton Keynes MK9 1DP (hereinafter called "the Tenant" which expression where the context so admits shall include the person or persons in whom the term hereby granted may from time to time be vested)

WITNESSES as follows:

1. The Landlord HEREBY DEMISES to the Tenant the premises known as 526 528 and 534 Elder Gate Elder House Milton Keynes Buckinghamshire shown edged red on the attached plan and including the following:

(1) The internal plaster and other surfaces of the structural load bearing walls and columns within the Premises and of the walls dividing the Premises from other parts of the building

(2) The screed or other surfaces of the floor down to the structural load bearing parts of the floor. The trunking system and carpet or other finishes to the floor

(3) The plaster or other surfaces of the ceilings including the whole of any suspended or false ceilings within the premises and any void between the suspended or false ceilings and the actual ceiling

(4) The frames and internal surfaces of the glass and the equipment and fittings comprising the external windows. The doors and door frames equipment and fittings exclusively serving the Premises

(5) All non load bearing walls and partitions including the doors, glass and fittings within the Premises

(6) All the landlord's fixtures and fittings including all heating, electrical, gas, water, apparatus, sewers and drains exclusively serving the Premises

(7)      All conducting media exclusively serving the Premises

         (hereinafter called "the Premises") as the same forms part of the second floor of the Landlord's Building known as Elder House Elder Gate Milton Keynes Buckinghamshire (hereinafter called "the Building") TOGETHER WITH the rights set out in the First
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                                       2

         Schedule hereto EXCEPTING AND RESERVING to the Landlord and all others for the time being entitled thereto the rights set out in the Second Schedule hereto TO HOLD the Premises unto the Tenant for a term of five years beginning on and including the 22nd day March 1996 and ending on and including the 21st day of March 2001 (hereinafter called "the Term" which expression shall include the period of any continuation holding over or extension thereof) PAYING therefor clear of all deductions the rents first secondly thirdly fourthly and fifthly hereby reserved as follows:

         FIRST:

         (i) From and including the 22nd day of March 1996 until and including the 21st day of June 1996 the rent of a peppercorn (if demanded)

         (ii) From and including the 22nd day of June 1996 and for the remainder of the Term the yearly rent of L.27,550 (twenty seven thousand five hundred and fifty pounds)

         which said rent first herein reserved shall in each case be paid by four equal quarterly payments in advance on 1 January 1 April 1 July and 1 October in each year the first payment in respect of the period from the date hereof until the quarter day next following to be made on the date hereof

         SECONDLY: the Insurance Rent to be paid at the times and in the manner set out in clause 2(5) hereof

         THIRDLY: the Interim Charge and the Service Charge to be paid at the times and in the manner set out in clause 2(6) hereof

         FOURTHLY: all other sums payable by the Tenant to the Landlord under the terms of this Lease

         FIFTHLY: all Value Added Tax (or any tax of a similar nature) payable in respect of the aforesaid rents hereby reserved

2.       The Tenant HEREBY COVENANTS with the Landlord as follows:

(1) The Tenant will pay the yearly rent first herein reserved without deduction set off or counterclaim at the times and in the manner aforesaid and if required by the Landlord the Tenant will pay such rent by banker's standing order or by credit transfer to such bank account in England as the Landlord may nominate

(2) Without prejudice to any other right remedy or power of the Landlord if any rent or other sum of money due hereunder shall have become due but shall remain unpaid to pay on demand to the Landlord interest thereon at a rate equal to 3% above the base rate from
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                                       3

         time to time to National Westminster Bank plc being calculated on a day to day basis from the date upon which such rent or other sum of money became payable down to the date of payment and the aggregate amount for the time being so payable shall at the option of the Landlord be recoverable by action or as rent in arrear

(3) The Tenant will also pay and discharge all rates taxes charges assessments impositions and outgoings whatsoever whether parliamentary parochial local or of any other description which are now or may at any time hereafter be assessed charged or imposed upon the said rent on the Premises or the owner or occupier hereof or the car parking spaces referred to in the First Schedule hereto Provided Always that the Tenant shall not be liable for the payment of any income or corporation tax chargeable in respect of the rents herein reserved or for any sum chargeable in respect of any dealing by the Landlord with its reversionary interest

(4) The Tenants will also pay for all electricity (including any standing charges) consumed at the Premises and where the cost of such electricity is charged in the first instance to the Landlord the Tenants will promptly on demand pay such cost to the Landlord

(5) The Tenant will also pay to the Landlord on demand from time to time by way of further rent a sum or sums of money (hereinafter called "the Insurance Rent") equal to a fair proportion of the premiums (including any tax charged on such premiums) which the Landlord may pay:

         (a) for insuring the Building (including any Landlord's fixtures and fittings therein but excluding the boundary walls gates and fences of the Building so far as the risk of damage by storm tempest or flood is concerned) in their full rebuilding value (including the cost of demolition site clearance and related matters and also including architects' and other professional fees and Value Added Tax) against loss or damage by fire aircraft and things dropped therefrom riot explosion lightning storm flood tempest civil commotion malicious damage and impact by vehicles and

         (b) for insuring against three years' loss of the rents payable hereunder; and

         (c) for insuring against such other risks as the Landlord may from time to time consider it necessary or proper to cover

         ALL WHICH RISKS mentioned in subclauses (a) and (c) of this subclause 2(5) are hereinafter together called "the Insured Risks" and the Tenant shall also reimburse the Landlord on demand (made not more often than once in any period of 12 months) a proportion of the cost to the Landlord of valuing the Building for insurance purposes
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                                       4


(6) The Tenant will also pay to the Landlord by way of further rent the Interim Charge and the Service Charge (as defined in the Fourth Schedule hereto) in accordance with the provisions contained in the Fourth Schedule hereto

(7) The Tenant will once during the last quarter of the last year of the Term (however determined) paint or otherwise redecorate as appropriate all the inside walls ceilings wood and metalwork and other previously painted or decorated inside parts of the Premises and all additions thereto with two coats of good quality paint or other materials as appropriate and in the case of redecoration in the last quarter of the last year of the Term in a colour previously approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) in a proper and workmanlike manner to the reasonable satisfaction of the Landlord and with every such inside painting the Tenant will clean and treat the inside of all aluminum doors and windows and grain varnish and colour the inside wood of the Premises previously so grained varnished and coloured (damage or destruction by the Insured Risks excepted unless the insurance monies shall be irrevocable through any act or omission of the Tenant)

(8)(a) The Tenant will at all times during the Term at its own cost well and substantially repair replace renew clean decorate and keep in good and substantial repair and condition the whole of the Premises (including without prejudice to the generality of the foregoing all partitions fixtures and fittings and glass in the Premises and all sanitary heating electrical gas water apparatus air-conditioning sewers and drains (the "conduits") exclusively serving the Premises and all walls within or forming part of the Premises) (save to the extent that it is the Landlord's responsibility to make good damage or destruction by any of the Insured Risks pursuant to clause 3(3) of this Lease)

(b) The Tenant shall at the end of the Term (however determined) replace all the carpeting within the Premises with new carpeting of a quality design and colour similar to the quality design and colour of the carpeting supplied by the Landlord at the beginning of the Term and first approved by the Landlord whose approval shall not be unreasonably withheld or delayed

(9)(a) Immediately prior to the expiration or sooner determination of the Term and at the Tenant's expense:

         (i) to replace any landlord's fixtures and fittings which shall be missing broken damaged beyond repair or destroyed with others of equivalent quality and value and if reasonably appropriate in the opinion of the Landlord to repair those fixtures and fittings where otherwise broken or damaged

         (ii) to remove every sign writing or notice which the Landlord shall require to be removed and (unless the Landlord shall agree otherwise) to remove all tenant's
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                                       5

                 fixtures and fittings furniture and effects from the Premises making good to the reasonable satisfaction of the Landlord all damage caused thereby

         (iii) to reinstate or remove all alterations or additions made to the Premises at any time during the Term which the Landlord shall require to be reinstated or removed making good to the satisfaction of the Landlord all damage caused thereby

(b) At the expiration or sooner determination of the Term quietly to yield up to the Landlord the Premises in such repair and condition as shall comply with the Tenant's obligations herein contained

(10) The Tenant will keep the Premises clean and tidy and clean the internal surface of windows of the Premises at least once in each month

(11) The Tenant will permit the Landlord and its agents to enter the Premises (with or without workmen) at all reasonable times in business hours during the Term on the giving of at least 24 hours written notice (except in the case of emergency) in order to enable the Landlord and its agents to view the state of repair decoration maintenance and condition of the Premises (including any garden or landscaped areas) and to give or leave on the Premises notice in writing to the Tenant of all defects and wants of repair decoration or maintenance then and there found and for which the Tenant is liable under this Lease and the Tenant will within two calendar months after the giving of such notice (and sooner if requisite) commence and thereafter proceed diligently to repair decorate maintain and clean the Premises in accordance with the Tenant's covenants in that behalf hereinbefore contained

(12) If the Tenant shall at any time fail to keep in repair or to decorate or to clean or maintain the Premises in accordance with the Tenant's said covenants the Landlord shall be entitled (but without prejudice to the Landlord's right of re-entry hereinafter contained) to enter the Premises and repair decorate clean or maintain the Premises and the expense to the Landlord of carrying out such repairs or of decorating or maintaining or cleaning the Premises shall be paid by the Tenant to the Landlord promptly on demand and such sums shall be recoverable by the Landlord by distress (as rent in arrear) as well as by action

(13) To pay to the Landlord on an indemnity basis all proper costs charges and expenses (including without prejudice to the generality of the foregoing the Landlord's own proper management costs) properly incurred by the Landlord for the purpose of or incidental to or in contemplation of:

         (a) the recovery of arrears of rent or the preparation and service of a notice under Section 146 or Section 147 of the Law of Property Act 1925 requiring the Tenant to remedy a breach of any of the covenants in this Lease and/or any proceedings pursuant to such a notice (even if forfeiture for such breach is avoided otherwise than by relief granted by the Court)

         (b)     the preparation and service of a Schedule of Dilapidations or

         (c) any other action taken by the Landlord in respect of any breach of any obligation of the Tenant under this Lease

(14) The Tenants will not at any time during the Term put up on the Premises or affix to any of the windows or to the doors leading into the Premises any notice advertisement signboard or other thing whatsoever and the Tenants will not paint polish or in any other way treat the exterior surfaces of the door or doors leading into the Premises.

(15) The Tenant will not use or allow the Premises to be used otherwise than as high class offices within Class B1 of the Schedule to the Town and Country Planning (Use Classes) Order 1987

(16)     (a)     The Tenant will not at any time use or permit the Premises to be used for any noisy dangerous or offensive trade manufacture business pursuit or occupation or illegal or immoral purpose nor will the Tenant allow any sale by auction to be held at the Premises nor will the Tenant do (or allow to be done) at the Premises anything which could be a nuisance damage or inconvenience to the Public Local or any other authorities or to the Landlord or to the owners or occupiers of any other premises

         (b) The Tenant will not bring into or keep on the Premises any material or liquid which is or is likely to become of a dangerous corrosive combustible radioactive volatile unstable or offensive nature or which might in any way injure by percolation corrosion or otherwise the Premises or the Building or the service media serving the same or the keeping or use of which may contravene any statute order regulation or bye-law

         (c) The Tenant will not obstruct in any way or permit oil or grease or other deleterious liquid or matter to enter by any means the drains or other service media and in the event of such obstruction or entry forthwith to remedy the same and make good all damage to the reasonable satisfaction of the Landlord

         (d) The Tenant will not deposit or permit to be deposited on any part of the Building (other than in receptacles provided for the disposal of rubbish) any rubbish refuse cases cartons by-products or other chattels or effects of any kind whatsoever nor place or permit to be placed in or on the Premises any thing the weight of which might damage or endanger the structure or stability of the Premises or the Building
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                                       7

                 nor will the Tenant reside or sleep or permit anyone to reside or sleep at the Premises or the Building

         (e) The Tenant will at all times observe and perform any reasonable regulations made by the Landlord in connection with the security management and use of the Building and/or the common parts of the Building and shall pay to the Landlord on an indemnity basis all costs claims and expenses incurred by the Landlord (including without prejudice to the generality of the foregoing the Landlord's own management costs) in making good any uninsured damage caused to the common parts of the Building by the Tenant (notwithstanding the ability of the Landlord otherwise to recover the same through the Interim Charge and/or the Service Charge)

(17) At all times during the Term at the expense of the Tenant to comply with all requirements from time to time of the fire authority and the Insurers in relation to fire precautions affecting the Premises and the Building and to keep sufficient fire fighting and extinguishing apparatus in and about the Premises installed in compliance with such requirements and open to inspection and maintained to the satisfaction of the Landlord and not to obstruct the access or means of working the same or any means of escape from the Premises

(18) The Tenant will not do or omit to do or suffer to be done or omitted anything which may render any increased or extra premium payable for the insurance of the Premises or the Building or any adjoining premises or which may make void or voidable any policy for such insurance and will repay to the Landlord all sums paid by way of increased premiums and all expenses incurred by it in connection with any renewal of such policy rendered necessary by a breach of this covenant

(19) The Tenant will at all times and at its own expense comply with any lawful requirements of the Landlord's insurers

(20)     (a)     If the payment of any insurance money is refused owing to some act or default of the Tenant or any undertenant or their respective servants agents or licensees the Tenant shall pay to the Landlord:

                 (i) if the payment of the insurance money is refused solely due to the default of the Tenant or any undertenant and their respective servants agents or licensees then the whole of the amount refused; or

                 (ii) if the payment of the insurance money is refused only in part due to the act or default of the Tenant or any undertenant or their respective servants agents or licensees then only such proportion of the amount so refused as is
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                                       8

                          reasonably and fairly attributable to the Tenant or undertenant or their respective servants agents or licensees contributory act or default

         (b) If any excess to which any policy of insurance relating to the Building shall be subject becomes applicable the Tenant shall pay to the Landlord on demand a fair proportion of the amount of such excess

(21) At all times and at the Tenant's own expense to observe and perform all the requirements of any Acts of Parliament local Acts or bye-laws (including any regulations or conditions or consents made or granted thereunder) for the time being in force and of any public local or any other competent authority in respect of the Premises and any additions made thereto or any part thereof or any user thereof whether required of the owner landlord tenant or occupier thereof and at all times to indemnify and keep indemnified the Landlord against all claims expenses liability in respect of all matters the subject of this subclause

(22)     (a)     Not to carry out or make any alterations or additions
                 whatsoever to the structure of the Premises

         (b) Not to carry out or make any alterations or additions which affect the external appearance of the Premises

         (c) Not to carry out or make any other alterations or additions to the Premises without the previous written consent of the Landlord (such consent not to be unreasonably withheld or delayed) and on the making of any application for such consent the Tenant shall supply the Landlord with detailed drawings and a specification showing the proposed alterations and the Tenant shall (if reasonably required to by the Landlord) employ at the Tenant's expense such consultants as the Landlord may nominate for the purpose of considering and (should such be the case) confirming their approval of the proposed alterations

         (d) Notwithstanding the foregoing provisions of this subclause 2(21) the Landlord shall under no circumstances be obliged to consent to the making of any alterations or additions to the Premises which in the reasonable opinion of the Landlord would not conform in style or character with the remainder of the Building or which in the reasonable opinion of the Landlord would be or would be likely to be prejudicial to its interest in the Premises or in any other part of the Building whether during the Term or following the expiration thereof

(23)     (a)     Not to hold the whole or any part of the Premises on trust for another

         (b) Not to assign underlet charge part with or share the possession or occupation of part only (as opposed to the whole) of the Premises
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                                       9


         (c) Not to assign underlet charge or part with or share the possession or occupation of the whole of the Premises without the previous written consent of the Landlord (such consent not to be unreasonably withheld or delayed) provided that the Landlord may (for the purposes of Section 19(1A) of the Landlord and Tenant Act 1927 (as amended) (the "Act")) withhold such consent in any one or more of the following circumstances:

                 (i) If there is a breach of covenant by the Tenant which in the reasonable opinion of the Landlord reduces the value of the Landlord's reversionary interest in the Premises

                 (ii) If the proposed assignee does not at the Relevant Date have Satisfactory Assets and Satisfactory Profits and for the purposes of this paragraph:

                          (aa) "Relevant Date" means the date on which the Landlord receives an application for consent

                          (bb) "Satisfactory Assets" means net assets (excluding any amount in respect of deferred tax) which at the Relevant Date and after consolidation (real or notional) with the net assets (again excluding any amount in respect of deferred tax) of any subsidiary company (as defined by section 736 of the Companies Act 1985) exceed an amount equal to the yearly rent first reserved and payable under this Lease at the Relevant Date multiplied by three as evidenced by properly audited accounts the latest set of which was published not earlier than six months before the Relevant Date and a letter confirming that fact to the Landlord from the auditors who prepared the most recent set of published accounts for the proposed assignee

                          (cc) "Satisfactory Profits" means annual profits before tax in the three complete trading years immediately preceding the Relevant Date which in each year (averaged over the three years) and after consolidation in each such year with the annual profits before tax of any subsidiary company (defined as aforesaid) exceed an amount equal to the yearly rent first reserved and payable under this Lease at the Relevant Date multiplied by three as evidenced by properly audited accounts the least set of which was published not earlier than six months before the Relevant Date and a letter confirming that fact to the landlord from the auditors who prepared the most recent set of published accounts for the proposed assignee and provided also that the Landlord may for the purposes of the Act give such consent subject to any one or more of the following conditions:

                 (i) That the Tenant enters into an authorised guarantee agreement (as defined in section 16 of the Landlord and Tenant (Covenants) Act 1995 in such form as the Landlord may reasonably require and including the provisions set out in subsection (5) of such section

                 (ii) That the Tenant's solicitors undertake to pay all the reasonable and proper costs and disbursements of the Landlord's solicitors the Landlord's Surveyors and any reasonable management fee in connection with the proposed assignment

                 (iii) That the proposed assignee deposits with the Landlord a sum equal to one quarter of the annual rent first reserved and from time to time payable under this Lease such sum to be held on the terms of a rent deposit deed to be prepared by the Landlord and approved by the Tenant (such approval not to be unreasonably withheld or delayed)

                 (iv) That the proposed assignee being a limited company provides a surety or guarantee of a covenant acceptable to the Landlord to covenant with the Landlord in the terms of the covenant contained in the Fifth Schedule hereof

         (d) Not to underlet the whole of the Premises save in accordance with the following conditions:

                 (i) Prior to the grant of any underlease the undertenant shall execute a deed containing a direct covenant with the Landlord to perform and observe the obligations of the undertenant to be contained in the underlease and the obligations of the Tenant herein contained (other than the obligation to pay the rents hereby reserved and except where inapplicable to the Premises underlet)

                 (ii) Prior to the grant of any underlease to produce to the Landlord a copy of the underlease in its agreed form

                 (iii) The rent payable under any underlease shall be the highest rent reasonably obtainable for the Premises in the open market without taking any fine or premium or the rent from time to time payable hereunder whichever is the higher

                 (iv) No monetary consideration by way of fine or premium or otherwise shall be paid and no reduction of the rent payable by the underlessee shall at any time be allowed

                 (v) Every underlease shall contain covenants on the part of the Tenant thereunder and conditions similar (mutatis mutandis and so far as is appropriate) to the covenants on the part of the Tenant and the conditions herein contained and without prejudice to the generality of the foregoing every underlease shall contain an absolute prohibition against assigning or underletting part only (as opposed to the whole) of the premises thereby demised and a prohibition against assigning or underletting the premises thereby demised without first obtaining the written consent (which shall not be unreasonably withheld) of the Landlord under this Lease

                 (vi) Every underlease shall contain or have endorsed on it an agreement excluding Sections 24 to 28 of the Landlord and Tenant Act 1954 authorised by an order of the court under Section 38(4) of that Act

         (e) Not without the consent of the Landlord under this Lease to vary the terms of any underlease and to take all reasonable steps to enforce the due performance and observance by the lessee under any underlease of the covenants on its part and the conditions therein contained

         (f) From time to time on demand during the Term to give to the Landlord full particulars of all derivative interests of or in the Premises or any part thereof howsoever remote or inferior including particulars of the identity of the persons owning such derivative interests in rents payable thereunder and any such further particulars as the Landlord may require

         (g) To send to the Landlord a certified copy of any permitted assignment or underlease of the Premises within seven days of the date of its execution and to pay to the Landlord a registration fee of L.25 plus Value Added Tax thereon

(24) To allow the Landlord and its agents to enter the Premises at any reasonable time during business hours during the last six months of the Term upon 24 hours prior written notice and to affix upon any suitable part of the Premises a notice board for reletting or selling the Premises and the Tenant will not remove or obscure the same (provided that such notice board shall not interfere with the Tenant's trade or business) and the Tenant will permit all persons by order in writing of the Landlord or its agents to view the Premises at reasonable hours in the daytime without interruption upon a reasonable prior appointment being made with the Tenant for that purpose PROVIDED ALWAYS that such viewing shall not materially interfere with the Tenant's trade or business

(25) The Tenant will not knowingly permit or knowingly suffer and will take all reasonably necessary steps to prevent the acquisition by the public or anybody else of any rights of way or other easements or rights in relation to the Premises and the Tenant shall forthwith give to the Landlord notification in writing of any act or matter or thing that is likely to lead to the acquisition thereof

(26) Upon the receipt of any notice order direction or other thing from any competent authority affecting or likely to affect the Premises (including without prejudice to the generality of the foregoing any proposal for alteration of the Valuation List or valuation under the Local Government Finance Act 1988 in respect of the Premises) the Tenant will so far as such notice order direction or other thing or the Act Regulations or other instrument under or by virtue of which it is issued or the provisions hereof require it so to do and so far (if at all) as it is liable so to do under the provisions of this Lease comply therewith at its own expense and will within seven days deliver to the Landlord a copy of such notice order direction or other thing

(27) The Tenant will not allow any vehicles or motor-bicycles belonging to itself its servants agents employees customers or visitors to be parked on any part of the land adjacent to the Building (other than on the car parking spaces referred to in the First Schedule hereto) and will not obstruct other users of the Building or any emergency fire exits and the Tenant will itself observe and procure that its servants agents employees customers and visitors observe all reasonable regulations made by the Landlord from time to time in connection with the use of the roads yards and access ways of the Building

(28) The Tenant will upon demand supply to the Landlord copies of all agreements and guarantees relating to the Premises (including without prejudice to the generality of the foregoing all security employment or other agreements for the provision of services at or to the Premises or for maintenance of any landlord's fixtures fittings plant and equipment situated on the Premises)

(29) In relation to "the Planning Acts" which in this Lease means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 and any statutory modification or re-enactment thereof for the time being in force and any regulations or orders made thereunder:

         (a) The Tenant will at all times comply in all respects with the provisions and requirements of the Planning Acts so far as they relate to or affect the Premises or any operations works acts or things hereafter to be carried out executed done or omitted thereon

         (b) So often as occasion shall require at the expense in all respects of the Tenant to obtain from either the local Planning Authority or the Secretary of State for the Environment (as appropriate) all such consents (if any) as may be required for the carrying out by the Tenant of any operations at the Premises or the institution or continuance by the Tenant at the Premises of any use thereof which may constitute development within the meaning of the Planning Acts but so that the Tenant shall not make any application for planning permission without the previous written consent of the Landlord which consent shall not be unreasonably withheld or delayed and shall keep the Landlord fully informed of any such application and its result

         (c) To pay and satisfy any charge that may be imposed under the Planning Acts in respect of the carrying out or maintenance by the Tenant of any such operations or the institution or continuance by the Tenant of any such use as aforesaid

         (d) Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out or make any alteration or addition to the Premises or any change of use thereof (being an alteration or addition or change of use which is prohibited by or for which the Landlord's consent is required to be obtained under this Lease and for which a planning permission needs to be obtained) unless a planning permission (if required) therefor has also been obtained

         (e) Unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the Term any works stipulated to be carried out to the Premises a date subsequent to such expiration as a condition of any planning permission which may have been implemented by the Tenant during the Term

         (f) If and when called upon so to do to produce to the Landlord all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this covenant have been complied with in all respects

(30) To indemnify and keep indemnified the Landlord from and against legal liability in respect of all actions proceedings claims demands losses costs expenses damages and liability in respect of any injury to or the death of any person or damage to any property movable or immovable by reason of or arising in any way directly or indirectly out of the non-compliance by the Tenant with its obligations under this Lease or any alteration to the Premises or the user of the Premises and from all proceedings costs claims and demands of whatsoever nature in respect of any such liability or alleged liability and (without prejudice to the Tenant's liability hereunder) to notify the Landlord forthwith upon becoming aware of the same of all such as shall have arisen in respect of any defects in the repair or condition of the Premises

(31) To give to the Landlord at least 2 weeks' prior notice in writing of any creditors' meeting intended to be held for the purpose of considering or implementing any compromise or proposal under the provisions of the Insolvency Act 1986

(32) To pay all the reasonable costs (including Value Added Tax) incurred by the Landlord arising out of any application made by the Tenant for consent to assign or underlet or to carry out alterations or to do anything requiring the consent of the Landlord (including without prejudice to the generality of the foregoing the Landlord's own reasonable management costs as well as the reasonable and proper costs of the Landlord's solicitors and surveyors

(33) Where by virtue of any of the provisions of this Lease the Tenant is required to pay or repay to the Landlord or to any other person any cost fee charge expense or other sum in respect of the supply of any goods or services by the Landlord or any other person the Tenant shall also pay and indemnify the Landlord against the amount of any Value Added Tax chargeable in respect of such supply

3.       The Landlord HEREBY COVENANTS with the Tenant as follows:

(1) That the Tenant paying the rent and other moneys hereby reserved and performing and observing the several covenants conditions and agreements herein contained and on its part to be performed and observed shall and may peaceably and quietly hold and enjoy the Premises during the Term without any lawful interruption or disturbance from or by the Landlord or any person or persons claiming through under or in trust for it

(2) To insure and (unless the insurance so effected shall become void or voidable through or by reason of any act neglect or default of the Tenant) to keep insured the Building against loss or damage by the Insured Risks in some insurance office or with underwriters of repute and to provide the Tenant at the Tenant's expense upon request with a copy of a summary of the policy

(3) If the Premises shall be damaged or destroyed by the Insured Risks or any of them then (unless payment of any insurance moneys shall be refused either in whole or in part by reason of any act neglect or default of the Tenant) the Landlord shall (subject to obtaining all necessary consents from any statutory or other authority and subject also to the Tenant paying a fair proportion of any excess pursuant to clause 2(20)(b) hereof) as soon as reasonably possible after the occurrence of such damage or destruction rebuild or reinstate the Premises to the same design as their original design (so far as is practicable) or to such new design as may be agreed between the Landlord and the Tenant

(4) Subject to the payment by the Tenant of the Interim Charge and the Service Charge to carry out (or procure the carrying out of) the services referred to in the Third Schedule hereto Provided Always that the Landlord shall be deemed not to be in breach of this covenant if the Landlord's failure to carry out (or to procure the carrying out of) any of the said services is attributable to matters outside the Landlord's control or results from building works being carried out to the Building

4.       PROVIDED ALWAYS AND IT IS HEREBY AGREED as follows:

(1)      If and whenever:

         (a) the said rents herein reserved or any of them or any part thereof shall be in arrears for 21 days after the same shall have become due (whether legally demanded or not) or

         (b) the Tenant shall at any time fail or neglect to perform or observe any of the covenants conditions or agreements herein contained and on its part to be performed and observed or

         (c) the Tenant and/or the Surety (if any) (being a body corporate) is unable to pay its debts (as defined in Section 123 of the Insolvency Act 1986) or has a winding-up petition or petition for an administration order presented against it or passes a winding-up resolution (other than in connection with a member's voluntary winding-up for the purposes of an amalgamation or reconstruction which has the prior written approval of the Landlord) or calls a meeting of its creditors to consider a resolution that it be wound up voluntarily or resolves to present its own winding-up petition or is wound up (whether in England or elsewhere) or the directors or shareholders of the Tenant or the Surety resolve to present a petition for an administration order in respect of the Tenant or the Surety (as the case may be) or an administrative receiver or a receiver and manager is appointed in respect of the property or any part thereof of the Tenant or Surety or

         (d) the Tenant and/or the Surety (if any) (being a body corporate) calls or a nominee calls on its behalf a meeting of its creditors or any of them or makes an application to the court under Section 425 of the Companies Act 1985 or submits to its creditors or any of them a proposal pursuant to Part I of the Insolvency Act 1986 or enters into any arrangement scheme compromise moratorium or composition with its creditors or any of them (whether pursuant to Part I of the Insolvency Act 1986 or otherwise) or

         (e) the Tenant and/or the Surety (if any) (being an individual) makes an application to the court for an interim order under
                 Part VIII of the Insolvency Act 1986 or convenes a meeting of his creditors or any of them or enters into any arrangement scheme compromise moratorium or composition with his creditors or any of them (whether pursuant to Part VIII of the Insolvency Act 1986 or otherwise) or has a bankruptcy petition presented against him or is adjudged bankrupt (whether in England or elsewhere)

         then and in any such case it shall be lawful for the Landlord or any person or persons duly authorised by the Landlord in that behalf (notwithstanding the waiver of any previous breach of covenant) to enter upon the Premises or any part thereof in the name of the whole and thenceforth peaceably to hold and enjoy the Premises as if this Lease had not been made but without prejudice to any right of action or remedy of either party in respect of any antecedent breach of any of the covenants by the other herein contained

(2) If the Premises or any part thereof shall at any time be destroyed or so damaged by the Insured Risks or any of them as to be unfit for occupation or use then and in such case (save to the extent that the insurance of the Premises shall have been forfeited or vitiated by the act default neglect or omission of the Tenant) the rents hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained shall forthwith be suspended and cease to be payable until either such date as shall be three years from the date on which the Premises became damaged or destroyed as aforesaid or such date as the Premises shall have been rebuilt or reinstated and made fit for occupation or use whichever date shall be the earlier and in case any dispute shall arise it shall be referred to an arbitrator to be appointed by agreement between the parties (or in default of agreement to be appointed upon the application of either party by the President for the time being of The Royal Institution of Chartered Surveyors) pursuant to and subject to the provisions of the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force and the decision of such arbitrator shall be final and binding on the parties

(3) The demand or acceptance of any rent by the Landlord shall not operate as a waiver by the Landlord of any breach of covenant by the Tenant

(4) The Landlord gives no express or implied warranty that the permitted user of the Premises under this Lease is or will be or remain a lawful or authorised user under the Planning Acts or otherwise

(5) So far as the law shall allow the right of the Tenant (or any undertenant) to compensation on quitting the Premises is excluded

5. This Lease is granted subject to the rights conferred by or referred to in the documents brief particulars of which are set out in the Sixth Schedule hereto and the Tenant shall observe and perform the provisions of such documents in all respects so far as they relate to the Premises and shall keep the Landlord fully and effectively indemnified against all costs damages claims and demands arising out of any breach or non-observance thereof

6. This Lease shall be governed by and interpreted in accordance with English Law

7. This Lease shall incorporate the regulations as to Notices contained in Section 196 of the Law of Property Act 1925 as amended

8. It is hereby certified that there is no Agreement for Lease to which this Lease gives effect

9. Pursuant to an order of the Mayor's and City of London Court dated 18th April 1996 it is hereby agreed that Sections 24-28 inclusive of the Landlord and Tenant Act 1954 (as amended) shall not apply to the tenancy created by this Lease

10. So far as the law allows the Landlord shall have no further liability to the Tenant under this Lease (save for antecedent breach) after it shall have disposed of the reversion immediately expectant on the determination of the Term and the Tenant hereby releases the Landlord from all such liability

11. This Lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995


IN WITNESS whereof this Lease has been executed as a Deed


                               THE FIRST SCHEDULE

                         (RIGHTS GRANTED TO THE TENANT)

1. The right of access to and egress from the Premises during normal office hours through and along the common parts of the Building

2. The right to use any communal toilets and washroom accommodation in the Building

3. The right to park ten private motor vehicles in such positions in the car park at the rear of the Building as the Landlord may from time to time designate

4. The right of access in case of emergency through all such parts of the Building as may be necessary

5. The right to use all common pipes wires drains sewers or other conducting media in the Building

                              THE SECOND SCHEDULE

                 (RIGHTS EXCEPTED AND RESERVED TO THE LANDLORD
                        AND ALL OTHERS ENTITLED THERETO)

1. The free and uninterrupted passage and running of gas water waste electricity and telecommunications through any existing or future pipes wires drains sewers and other conducting media within the Premises from and to all other parts of the Building

2. The rights to enter upon the Premises at all times in case of emergency and otherwise at reasonable times upon reasonable notice for the purpose of inspecting maintaining cleansing repairing altering testing renewing and replacing laying and making connections to all service media and all connections in over or under the Premises the persons exercising such rights causing as little damage as possible and making good all damage occasioned thereby

3. The right to build upon alter or vary any other parts of the Building and adjoining land of the Landlord in any such manner as the Landlord may think fit provided that reasonable means of access to the Premises is available at all times


                               THE THIRD SCHEDULE

              (MATTERS IN RESPECT OF WHICH THE LANDLORD MAY INCUR
               COSTS TOWARDS WHICH THE TENANT SHALL CONTRIBUTE BY
             PAYMENT OF THE INTERIM CHARGE AND THE SERVICE CHARGE)

1. Heating and supplying hot water to the Building at such times as the Landlord shall reasonably consider appropriate

2. Cleaning lighting repairing renewing maintaining and decorating the common parts of the Building and repairing renewing and decorating the doors leading into the Premises and the doors leading into other separately demised premises in the Building

3. The carpeting re-carpeting or otherwise covering of the floors in the common parts of the Building

4.       The supplying of toiletries to any communal toilets in the Building

5. Providing maintaining and renewing refuse receptacles including hire charges electricity and other running costs together with the costs of refuse collection and storage of refuse

6. Providing and maintaining nameboards directional signs and other notices

7. Inspecting maintaining servicing cleaning repairing improving and renewing any lifts boilers heating ventilating and air-conditioning equipment hot and cold water systems window cleaning hoists and tracks electric gas and water systems or services and all other plant and equipment in or serving the Building together with a fair proportion of such amount as the Landlord may reasonably estimate as being the future replacement cost of any of the items mentioned in this Paragraph 7

8. Effecting insurance and/or maintenance contracts in respect of the lifts boilers and any other equipment mentioned in Paragraph 7 above

9. Caretaking and commissionaire services (if provided) including the salaries paid to and any other costs to the Landlord arising out of the employment of any caretakers and commissionaires including without prejudice to the generality of the foregoing the cost of providing and cleaning uniforms for such caretakers and commissionaires

10. Inspecting providing maintaining servicing repairing and renewing any fire alarm or fire detection systems and fire prevention and fire fighting equipment including sprinklers and sprinkler systems

11. Any rates payable by the Landlord in respect of the car park at the rear of the Building or in respect of the common parts or any other parts of the building used for the purposes of providing any of the services set out in this Schedule and any charges payable for any water fuel and electricity used or supplied in connection with such services

12. Inspecting maintaining repairing renewing and decorating the exterior the roofs and any structural parts of the Building and any boundary gates walls and fences (including any party walls ceilings floors foundations gutters drainpipes sewers drains roads and pavement) together with a fair proportion of such amount as the Landlord may reasonably estimate as being the future replacement cost of any of the items mentioned in this Paragraph 12

13.      Maintaining and providing horticultural plants (if any)

14.      Cleaning the windows of the Building

15. Providing residential accommodation for any caretaker including the cost of repairing maintaining heating and lighting the same and the rates payable in respect thereof

16. Providing security services for the Building and its car park including the provision of access control equipment and security cameras

17. Employing or retaining any solicitor accountant surveyor valuer architect engineer managing agent or management company or other professional consultant or adviser in connection with the management administration repair and maintenance of the Building including the preparation of any account giving any certificate and calculating the Service Charge (and if the Landlord fulfils the duties normally carried out by a managing agent payment of a management fee to the Landlord)

18. The general maintenance (including the cleaning and lighting) of the car park roadways and landscaped areas at the rear of the Building

19. The fees of any accountant or surveyor employed to determine the Total Expenditure (as defined in the Fourth Schedule hereto) and the amount payable in respect thereof by the Tenant

20. Providing such other services and carrying out such other works as the Landlord in its absolute discretion may deem desirable or necessary for the benefit of the Building or any part thereof or the tenants or occupiers thereof or for securing or enhancing any amenity of or within the Building or in the interests of good estate management and the generality of this paragraph shall not be restricted by any other provisions of this Schedule

21. Provided that the Landlord may at his option include the Insurance Rent as costs towards which the Tenant shall contribute by payment of the Interim Charge and the Service Charge.


                              THE FOURTH SCHEDULE

                      (PROVISIONS RELATING TO THE PAYMENT
                 OF THE INTERIM CHARGE AND THE SERVICE CHARGE)

1. In this Schedule the following expressions shall have the following meanings:

         (a) "Total Expenditure" means the total expenditure reasonably incurred by the Landlord in any Accounting Period (as hereinafter defined) in respect of the various matters set out in the Third Schedule hereto

         (b) "the Service Charge" means such sum of money as shall be equal to a fair and proper proportion (as determined by the Landlord acting reasonably) of Total Expenditure

         (c) "the Interim Charge" means such sum to be paid on account of the Service Charge in respect of each Accounting Period as the Landlord shall specify and for the Accounting Period during which this Lease is executed the Interim Charge shall be at the rate of L.6,400 per annum and thereafter the Interim Charge shall be based on the anticipated Total Expenditure for the relevant Accounting Period

         (d) "Accounting Period" shall mean a period commencing on the first day of January and ending on the thirty-first day of December in any year (or such other 12 monthly period as the Landlord shall in its absolute discretion choose)

2. The first payment o the Interim Charge in respect of the period from and including the 22nd March 1996 until and including 31st March 1996 shall be made on the execution hereof and thereafter the Interim Charge shall be paid to the Landlord on demand by 4 equal payments in advance each year in respect of the 4 periods of 3 months beginning on 1st January 1st April 1st July and 1st October in each year

3. If the Interim Charge paid by the Tenant in respect of any Accounting Period exceeds the Service Charge for that period such excess shall be carried forward by the Landlord and credited to the account of the Tenant in computing the Service Charge for the next Accounting Period

4. If the Service Charge in respect of any Accounting Period exceeds the Interim Charge paid by the Tenant in respect of that Accounting Period then the Tenant shall pay such excess to the Landlord within fourteen days of service upon the Tenant of the Certificate referred to in the following paragraph and in case of default the same shall be recoverable from the Tenants as rent in arrear

5. As soon as practicable after the expiration of each Accounting Period there shall be served upon the Tenant by the Landlord a Certificate containing the following information in respect of that Accounting
         Period:

         (a)     The amount of the Total Expenditure

         (b)     The amount of the Interim Charge paid by the Tenants

         (c)     The amount of the Service Charge

         (d) The amount of any excess due to the Landlord or to be credited to the account of the Tenants as the case may be

6. The said Certificate shall be final and binding on the Tenants but the Tenants shall be entitled at their own expense at any time within one month after service of such Certificate to inspect (or at the Tenant's expense to be supplied with copies of) the receipts and vouchers relating to payment of the Total Expenditure

                               THE FIFTH SCHEDULE

             (COVENANTS TO BE GIVEN BY A SURETY (IF SO REQUESTED BY
                  THE LANDLORD PURSUANT TO CLAUSE 2(22)(c)(v)
                    HEREOF UPON AN ASSIGNMENT OF THIS LEASE)

The Surety in consideration of this License having been granted at its request HEREBY COVENANTS with the Landlord as a primary obligation:

(1) That the Assignee will pay the rents reserved by the Lease on the days and in manner specified in the Lease and will perform and observe all the Tenant's covenants therein contained and that in case of default in such payment of rents or in the performance or observance of such covenants as aforesaid the Surety will pay and make good to the Landlord on demand all losses damages costs and expenses thereby arising or incurred by the Landlord PROVIDED ALWAYS and it is hereby agreed that any neglect or forbearance of the Landlord in endeavoring to obtain payment of the said rents when the same become payable or to enforce performance of the several stipulations on the Tenant's part contained in the Lease and any time which may be given to the Tenant by the Landlord shall not release or exonerate or in any way affect the liability of the Surety under this covenant; and

(2) That if any Liquidator or Trustee in bankruptcy shall disclaim the Lease the Surety will if the Landlord shall by notice in writing within three months after such disclaimer so require take from the Landlord a new lease of the Premises for a term commensurate with the residue of the term originally granted which would have remained had there been no disclaimer at the same rent payable at the time of such disclaimer and subject to the same covenants and conditions as are reserved by and contained in the Lease the said new lease to take effect from the date of the said disclaimer and in such case the Surety shall pay the costs of such new lease and execute and deliver to the landlord a counterpart thereof.

(3) That if the Landlord shall not require the Surety to take a new lease of the Premises pursuant to subclause (2) above the Surety shall nevertheless upon demand pay to the Landlord a sum equal to the rents that would have been payable under the Lease but for the disclaimer in respect of the period from the date of the said disclaimer until the expiration of six months therefrom or until the Premises shall have been relet by the Landlord whichever shall first occur.

                               THE SIXTH SCHEDULE

                 (DOCUMENTS TO WHICH THE PREMISES ARE SUBJECT)

The matters set out in the Property and Charges Registers of Title Number BM 159736


                                           (EXECUTED as a deed by the affixing
                                           (of the Common Seal of BRIXTON
                                           (ESTATE PLC in the presence of


                                           /s/
                                           -------------------------------------
                                           Director

SEAL
                                           /s/
                                           -------------------------------------
                                           Secretary